Exhibit 99.1

Cash America First Quarter Net Income Increases 14% and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--April 21, 2011--Cash America International, Inc. (NYSE: CSH) announced today that net income attributable to the Company for the first quarter ended March 31, 2011 increased 14% to $36,378,000 ($1.13 per share) compared to net income of $32,033,000 ($1.01 per share) for the same period in 2010. Earnings per share for the first three months of 2011 exceeded the high end of management’s publicly released expectation of $1.10 per share for the first quarter, as reported in the Company’s press release dated January 27, 2011. The results for the first quarter exceeded expectations due to higher overall revenue primarily related to domestic pawn lending activities and growth in the international operations of the Company’s E Commerce segment. The net earnings for the first quarter of 2011 include unusual expense items of approximately $2.7 million (5 cents per share after taxes) related to its foreign pawn lending business.

Consolidated total revenue increased 13% to $355.2 million for the three-month period ended March 31, 2011 compared to $313.1 million in the same period in 2010. Contributing to the growth in consolidated total revenue for the first quarter of 2011 was a 13% increase in proceeds from the disposition of merchandise in the quarter, and a 15% increase in pawn loan fees and service charges both related to the Company’s dominant business of U.S. pawn related activities. The Company’s E Commerce segment generated a 20% increase in revenue due solely to the growth in its foreign lending activities as the domestic E Commerce business total revenue eased lower, as expected, due to the absence of certain U.S. markets and products that contributed revenue in 2010.

Commenting on the first quarter results, Daniel R. Feehan, President and Chief Executive Officer of Cash America, said, “Both segments of our business, Retail Services and E Commerce, experienced stronger loan demand than we expected in the quarter which has allowed us to report earnings in excess of our guidance and consensus estimates. We believe a portion of the increased demand may be attributable to timing issues associated with the tax refund season, but overall demand appears more buoyant than we anticipated. Geographically, our U.S. pawn business and foreign E Commerce business were both major contributors to the year-over-year earnings increase. Our foreign pawn lending business recorded a sizable loss in the quarter, including significant charges incurred related to our previously discussed strategy of transitioning to a full-format model. Although the numbers for our foreign pawn operation do not yet reflect our progress, we are making serious strides in establishing the foundation necessary for future asset and earnings growth.”

Cash America will host a conference call to discuss the first quarter results on Thursday, April 21 at 7:00 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common shares outstanding. The dividend will be paid at the close of business on May 18, 2011 to shareholders of record on May 4, 2011.

Outlook for the Second Quarter of 2011 and the 2011 Fiscal Year

Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and consumer loans. During the first quarter of 2011, the typical seasonal decline in loan balances occurred due to Federal Income Tax refunds received by many of our customers. Typically, customers use a portion of these refunds to pay back existing loans and for the purchase of merchandise. During the second quarter, loan balances typically recover due to seasonal factors, and the rate of this increase has a significant influence on second quarter results. Other elements expected to affect the growth in revenue include the potential impact of the regulatory governance of loan products, the growth and development of the Mexican pawn operations and the development and expansion of the Company’s online based distribution channel for its consumer loan products. While the Company intends to maintain its current underwriting standards, higher loan demand for the consumer loan products could lead to higher loan losses associated with the difficult consumer economic environment. Based on its views and on the preceding factors, management expects that the second quarter 2011 earnings per share will be between 75 and 80 cents per share compared to 66 cents per share in the second quarter 2010. At this time, management updates and raises its previously reported expectations for its fiscal year 2011 earnings per share to a range of between $4.16 and $4.30 which compares to actual full year 2010 earnings per share of $3.67.

About the Company

As of March 31, 2011, Cash America International, Inc. had 1,087 total locations offering specialty financial services to consumers, which include 781 lending locations (including nine unconsolidated franchised locations) operating in 23 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Maxit,” “Pawn X-Change,” “Cash America Payday Advance,” and “Cashland,” and 182 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” The Company also operated 118 unconsolidated franchised and six Company-owned check cashing centers operating in 18 states in the United States under the name “Mr. Payroll” as of March 31, 2011. Additionally, as of March 31, 2011, the Company offered consumer loans over the Internet to customers in 30 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.quickquid.co.uk
http://www.enovafinancial.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.cashlandloans.com	http://www.goldpromise.com
http://www.primaryinnovations.net	http://www.mrpayroll.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in pawn, consumer loan, tax and other domestic and foreign laws and governmental rules and regulations applicable to the Company's business, changes in demand for the Company's services, acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products, the continued acceptance of the online distribution channel by the Company’s online loan customers, the actions of third parties who provide, acquire or offer products and services to, from or for the Company, fluctuations in the price of gold, changes in competition, the ability of the Company to open new locations in accordance with its plans, changes in economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth, the ability to successfully integrate newly acquired businesses into the Company’s operations, the loss of services of any of the Company’s executive officers, a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems, the effect of any current or future litigation proceedings on the Company, the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements, acts of God, war or terrorism, pandemics and other events, the effect of any of such changes on the Company’s business or the markets in which it operates and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2011	2010

Consolidated Operations:
Total revenue	$355,205	$313,062
Net revenue	216,128	189,224
Total operating expenses	152,900	132,785

Income from operations	$63,228	$56,439

Income before income taxes	57,539	50,853

Net Income	$35,787	$32,051

Net loss (income) attributable to the noncontrolling interest	591	(18)

Net Income Attributable to Cash America International, Inc.	$36,378	$32,033

Earnings per share:

Net Income attributable to Cash America International, Inc. common shareholders:

Basic	$1.22	$1.08
Diluted	$1.13	$1.01

Weighted average shares:
Basic	29,755	29,687
Diluted	32,060	31,735

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)
	March 31,		December 31,
	2011	2010	2010

Assets
Current assets:
Cash and cash equivalents	$42,414	$40,286	$38,324
Pawn loans	188,088	158,347	218,408
Consumer loans, net	126,135	99,021	139,377
Merchandise held for disposition, net	110,490	97,870	124,399
Pawn loan fees and service charges receivable	35,530	30,597	41,216
Prepaid expenses and other assets	37,709	39,592	32,490
Deferred tax assets	26,606	20,386	28,016
Total current assets	566,972	486,099	622,230
Property and equipment, net	220,817	192,592	222,320
Goodwill	545,665	509,004	543,324
Intangible assets, net	29,584	27,187	31,188
Other assets	14,738	7,442	8,124
Total assets	$1,377,776	$1,222,324	$1,427,186

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$82,213	$71,408	$96,465
Accrued supplemental acquisition payment	-	11,365	-
Customer deposits	10,434	9,731	9,146
Income taxes currently payable	12,823	14,673	888
Current portion of long-term debt	17,689	25,493	24,433
Total current liabilities	123,159	132,670	130,932
Deferred tax liabilities	64,435	44,877	56,792
Noncurrent income tax payable	2,568	2,191	2,408
Other liabilities	1,935	7,148	2,052
Long-term debt	352,883	313,794	432,271
Total liabilities	$544,980	$500,680	$624,455

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued	3,024	3,024	3,024
Additional paid-in capital	164,516	163,796	165,658
Retained earnings	679,546	563,803	644,208
Accumulated other comprehensive income	9,677	5,807	4,797
Treasury shares, at cost (869,699 shares, 725,531 shares and 685,315 shares at March 31, 2011 and 2010, and at December 31, 2010, respectively)	(29,935)	(21,429)	(21,283)
Total Cash America International, Inc. shareholders' equity	826,828	715,001	796,404
Noncontrolling interest	5,968	6,643	6,327
Total equity	832,796	721,644	802,731
Total liabilities and equity	$1,377,776	$1,222,324	$1,427,186

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenue
Pawn loan fees and service charges	$66,889	$58,281
Proceeds from disposition of merchandise	160,661	141,883
Consumer loan fees	123,127	108,442
Other	4,528	4,456
Total Revenue	355,205	313,062
Cost of Revenue
Disposed merchandise	99,577	89,945
Consumer loan loss provision	39,500	33,893
Total Cost of Revenue	139,077	123,838

Net Revenue	216,128	189,224
Expenses
Operations	113,401	96,378
Administration	27,057	25,689
Depreciation and amortization	12,442	10,718
Total Expenses	152,900	132,785
Income from Operations	63,228	56,439
Interest expense	(5,611)	(5,457)
Interest income	22	8
Foreign currency transaction loss	(96)	(137)
Equity in loss of unconsolidated subsidiary	(4)	-
Income before Income Taxes	57,539	50,853
Provision for income taxes	21,752	18,802
Net Income	35,787	32,051
Net loss (income) attributable to the noncontrolling interest	591	(18)
Net Income Attributable to Cash America International, Inc.	$36,378	$32,033
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$1.22	$1.08
Diluted	$1.13	$1.01
Weighted average common shares outstanding:
Basic	29,755	29,687
Diluted	32,060	31,735
Dividends declared per common share	$0.035	$0.035

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PAWN OPERATIONS – FINANCIAL AND OPERATING DATA
(in thousands, except where otherwise noted)

The following table outlines certain data related to the Company’s pawn loan activities as of and for the three months ended March 31, 2011 and 2010.

	2011				2010
	Domestic	Foreign		Total	Domestic	Foreign		Total
As of March 31,
Ending pawn loan balances	$166,074	$22,014		$188,088	$135,520	$22,827		$158,347
Ending merchandise balance, net	$110,490	$-	(a)	$110,490	$97,870	$-	(a)	$97,870

Three Months Ended March 31,
Pawn loan fees and service charges	$60,226	$6,663		$66,889	$50,862	$7,419		$58,281
Average pawn loan balance outstanding	$180,885	$21,437		$202,322	$148,063	$22,871		$170,934
Amount of pawn loans written and renewed	$179,539	$20,886		$200,425	$142,036	$21,030		$163,066
Annualized yield on pawn loans	135.0%	126.1%		134.1%	139.3%	131.5%		138.3%

Gross profit margin on disposition of merchandise	38.0%	-	(a)	38.0%	36.6%	-	(a)	36.6%

Merchandise turnover	3.4	-	(a)	3.4	3.4	-	(a)	3.4

(a) With respect to the Company’s foreign pawn operations, collateral underlying unredeemed pawn loans is not owned by the Company; therefore, proceeds from disposition are recorded as pawn loan fees and service charges in the Company’s consolidated statements of operations.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA
(in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise. Retail sales include the sale of jewelry and general merchandise direct to consumers through any of the Company’s retail services locations or the internet. Commercial sales include the sale of refined gold, platinum and diamonds to refiners, brokers or manufacturers. The following table summarizes the proceeds from the disposition of merchandise and the related profit for the three months ended March 31, 2011 and 2010.

	Three Months Ended March 31,
	2011			2010

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$95,383	$65,278	$160,661	$86,143	$55,740	$141,883
Gross profit on disposition	$37,839	$23,245	$61,084	$33,490	$18,448	$51,938
Gross profit margin	39.7%	35.6%	38.0%	38.9%	33.1%	36.6%
Percentage of total gross profit	61.9%	38.1%	100.0%	64.5%	35.5%	100.0%

The table below summarizes the age of merchandise held for disposition before valuation allowance of $0.7 million at March 31, 2011 and 2010 (dollars in thousands).

	2011		2010
Balance at March 31,	Amount	%	Amount	%

Jewelry - held for one year or less	$72,905	65.5	$64,268	65.2
Other merchandise - held for one year or less	33,323	30.0	26,933	27.3

Total merchandise held for one year or less	106,228	95.5	91,201	92.5

Jewelry - held for more than one year	2,232	2.0	4,449	4.5
Other merchandise - held for more than one year	2,730	2.5	2,920	3.0

Total merchandise held for more than one year	4,962	4.5	7,369	7.5

Total merchandise held for disposition	$111,190	100.0	$98,570	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(in thousands, except where otherwise noted)

The following table sets forth consumer loan fees by channel and segment, adjusted for the deduction of the loan loss provision for the three months ended March 31, 2011 and 2010 (dollars in thousands):

	Three Months Ended March 31,
	2011			2010
	Retail Services Segment	E-Commerce Segment	Total Company	Retail Services Segment	E-Commerce Segment	Total Company
Consumer loan fees	$25,835	$97,292	$123,127	$27,544	$80,898	$108,442
Consumer loan loss provision	3,183	36,317	39,500	2,986	30,907	33,893
Consumer loan fees, net of loan loss provision	$22,652	$60,975	$83,627	$24,558	$49,991	$74,549

Year over year change - $	$(1,906)	$10,984	$9,078	$1,730	$17,285	$19,015
Year over year change - %	(7.8)%	22.0%	12.2%	7.6%	52.8%	34.2%
Consumer loan loss provision as % of consumer loan fees	12.3%	37.3%	32.1%	10.8%	38.2%	31.3%

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”) in the United States, the Company has provided combined consumer loans and combined consumer loans written, which are non-GAAP measures. Combined consumer loans and combined consumer loans written include (i) consumer loans written by the Company, which are GAAP measures, (ii) consumer loans written by third-party lenders through the CSO program, which are non-GAAP measures and (iii) the Company's participation interests in consumer loans written by a third-party lender’s micro line of credit (“MLOC”) product, which are GAAP measures.

Management believes these measures are useful in evaluating the consumer loan portfolio on an aggregate basis, including its evaluation of the loss provision for the Company-owned portfolio and third-party lender-owned portfolios that the Company guarantees. The following table summarizes selected data related to the Company’s consumer loan activities as of March 31, 2011 and 2010 and for the three months ended March 31, 2011 and 2010.

	As of March 31,
	2011			2010
	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Retail Services	$42,480	$6,974	$49,454	$38,670	$8,451	$47,121
Online Lending	118,665	28,272	146,937	71,142	32,548	103,690
MLOC	-	-	-	15,032	-	15,032
Total ending loan balance, gross	$161,145	$35,246	$196,391	$124,844	$40,999	$165,843
Less: Allowance and accrual for losses	(35,010)	(1,711)	(36,721)	(25,823)	(2,293)	(28,116)
Total ending loan balance, net	$126,135	$33,535	$159,670	$99,021	$38,706	$137,727

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(in thousands, except where otherwise noted)

	Three Months Ended March 31,
	2011			2010
	Company Owned(a)	Guaranteed by the Company(a)	Total(b)	Company Owned(a)	Guaranteed by the Company(a)	Total(b)
Amount of consumer loans written:
Retail Services	$161,055	$41,232	$202,287	$160,456	$48,070	$208,526
Online Lending	268,755	166,230	434,985	184,654	177,481	362,135
MLOC	-	-	-	74,589	-	74,589
Total consumer loans written	$429,810	$207,462	$637,272	$419,699	$225,551	$645,250

Average amount per consumer loan:
Retail Services	$456	$581	$477	$440	$579	$465
Online Lending	437	713	513	412	705	517
MLOC	-	-	-	195	-	195
Combined	$444	$682	$501	$351	$674	$421

(a) GAAP measure.
(b) Non-GAAP measure.

	Three Months Ended
	March 31,
	2011	2010

Allowance for losses for Company-owned consumer loans:

Balance at beginning of period	$38,953	$27,350
Consumer loan loss provision	40,627	34,544
Charge-offs	(52,676)	(44,242)
Recoveries	8,106	8,171

Balance at end of period	$35,010	$25,823

Accrual for third-party lender-owned consumer loans:

Balance at beginning of period	$2,838	$2,944
Consumer loan loss provision	(1,127)	(651)

Balance at end of period	$1,711	$2,293

Combined consumer loan loss provision as a % of combined consumer loans written (a)	6.2%	5.3%
Charge-offs (net of recoveries) as a % of combined consumer loans written (a)	7.0%	5.6%
Combined consumer loan loss provision as a % of consumer loan fees (a)	32.1%	31.3%

(a) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(in thousands)

The Company allocates corporate administrative expenses to each operating segment based on personnel expenses at each segment.   In the e-commerce segment, certain administrative expenses are allocated between the domestic and foreign components based on the amount of loans written for each geographic location.  For comparison purposes, all prior periods in the tables below reflect the current classification of administrative and operating expenses.

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Three Months Ended March 31, 2011
Revenue
Pawn loan fees and service charges	$60,226	$6,663	$66,889	$-	$-	$-	$66,889
Proceeds from disposition of merchandise	160,661	-	160,661	-	-	-	160,661
Consumer loan fees	25,835	-	25,835	58,711	38,581	97,292	123,127
Other	3,885	102	3,987	233	308	541	4,528
Total revenue	250,607	6,765	257,372	58,944	38,889	97,833	355,205
Disposed merchandise	99,577	-	99,577	-	-	-	99,577
Consumer loan loss provision	3,183	-	3,183	17,158	19,159	36,317	39,500
Total cost of revenue	102,760	-	102,760	17,158	19,159	36,317	139,077

Net revenue	147,847	6,765	154,612	41,786	19,730	61,516	216,128
Expenses
Operations	81,731	6,785	88,516	13,848	11,037	24,885	113,401
Administration	11,201	2,476	13,677	8,313	5,067	13,380	27,057
Depreciation and amortization	7,991	1,511	9,502	2,748	192	2,940	12,442
Total expenses	100,923	10,772	111,695	24,909	16,296	41,205	152,900
Income (loss) from operations	$46,924	$(4,007)	$42,917	$16,877	$3,434	$20,311	$63,228
As of March 31, 2011
Total assets	$874,901	$126,750	$1,001,651	$304,071	$72,054	$376,125	$1,377,776
Goodwill			$335,383			$210,282	$545,665

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Three Months Ended March 31, 2010
Revenue
Pawn loan fees and service charges	$50,862	$7,419	$58,281	$-	$-	$-	$58,281
Proceeds from disposition of merchandise	141,883	-	141,883	-	-	-	141,883
Consumer loan fees	27,544	-	27,544	62,634	18,264	80,898	108,442
Other	4,107	33	4,140	316	-	316	4,456
Total revenue	224,396	7,452	231,848	62,950	18,264	81,214	313,062
Disposed merchandise	89,945	-	89,945	-	-	-	89,945
Consumer loan loss provision	2,986	-	2,986	23,413	7,494	30,907	33,893
Total cost of revenue	92,931	-	92,931	23,413	7,494	30,907	123,838

Net revenue	131,465	7,452	138,917	39,537	10,770	50,307	189,224
Expenses
Operations	73,098	3,743	76,841	13,638	5,899	19,537	96,378
Administration	12,456	1,979	14,435	8,393	2,861	11,254	25,689
Depreciation and amortization	7,544	1,143	8,687	1,972	59	2,031	10,718
Total expenses	93,098	6,865	99,963	24,003	8,819	32,822	132,785
Income from operations	$38,367	$587	$38,954	$15,534	$1,951	$17,485	$56,439
As of March 31, 2010
Total assets	$757,879	$122,077	$879,956	$305,870	$36,498	$342,368	$1,222,324
Goodwill			$303,966			$205,038	$509,004

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of March 31, 2011 and 2010. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland,” “Maxit,” “Pawn X-Change” and “Mr. Payroll.” (Maxit and Pawn X-Change were acquired in 2010.) The Company’s foreign retail services locations (of which the Company is a majority owner) operate under the name “Prenda Fácil.”

	As of March 31,
	2011			2010
	Domestic(a)	Foreign(a)	Total	Domestic	Foreign	Total
Retail services locations offering:
Both pawn and consumer lending	569	-	569	583	-	583
Pawn lending only	124	182	306	66	184	250
Consumer lending only	88	-	88	91	-	91
Other (b)	124	-	124	124	-	124
Total retail services	905	182	1,087	864	184	1,048

(a) Except as described in (b) below, includes locations that operate in 23 and 21 states in the United States and Mexico, respectively.

(b) As of March 31, 2011 and 2010, includes six and five consolidated Company-owned check cashing locations, respectively, and 118 and 119 unconsolidated franchised check cashing locations, respectively. As of March 31, 2011, includes locations that operate in 18 states in the United States.

E-Commerce Segment

As of March 31, 2011, the Company’s e-commerce operating segment offers consumer loans to customers over the Internet:

  in 30 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk,
  in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

The e-commerce segment also includes the Company’s MLOC services channel, which processed MLOC advances on behalf of a third-party lender and had a participation interest in MLOC receivables during most of 2010. In the past, the MLOC services channel generated its earnings through loan processing services the Company provided for MetaBank related to the iAdvance MLOC product, as well as from fees generated from participation interests the Company acquired in the receivables originated by MetaBank in connection with the iAdvance program. The iAdvance program ended on October 13, 2010. The Company intends to continue pursuing the development of new MLOC opportunities during 2011.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company provides historical non-GAAP financial information. Management uses the non-GAAP financial measures for internal managerial purposes and believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with the Company’s GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of, the Company’s financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE

Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures that adjust for the impact of certain expenses that do not impact the Company’s liquidity, and, by the nature of the items, are disengaged from the fundamental direct operating elements of the underlying business activities of the Company. Management believes that the presentation of these measures provides investors with greater transparency to the Company’s financial condition and results of operations, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends and intricate details in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The following table provides reconciliation between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively (dollars in thousands except per share data):

	Three Months Ended
	March 31,
	2011		2010
	$	Per Share	$	Per Share

Net income attributable to Cash America International, Inc.	$36,378	$1.13	$32,033	$1.01

Adjustments:
Intangible asset amortization, net of tax	1,104	0.04	752	0.02
Non-cash equity-based compensation, net of tax	769	0.02	574	0.02
Convertible debt non-cash interest and issuance cost amortization, net of tax	541	0.02	513	0.02
Foreign exchange loss, net of tax	60	-	86	-
Adjusted earnings	$38,852	$1.21	$33,958	$1.07

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that is defined as earnings before depreciation, amortization, interest, foreign currency transaction gains or losses, equity in earnings or loss of unconsolidated subsidiary, taxes and net income or loss attributable to the noncontrolling interest. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. In addition, adjusted EBITDA is also useful to investors to help assess the Company’s liquidity and estimated enterprise value. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies (dollars in thousands):

	Trailing 12 Months Ended March 31,
	2011	2010
Net Income attributable to Cash America International Inc.	$119,880	$104,801

Adjustments:
Depreciation and amortization expenses	45,651	41,966
Interest expense, net	22,157	21,173
Foreign currency transaction loss	422	159
Equity in loss of unconsolidated subsidiary	140	-
Provision for income taxes	72,219	61,519
Net (income) loss attributable to the noncontrolling interest	(903)	961
Adjusted EBITDA	$259,566	$230,579

Adjusted EBITDA margin calculated as follows:

Total revenue	$1,335,477	$1,165,264

Adjusted EBITDA	259,566	230,579
Adjusted EBITDA as a percentage of total revenue	19.4%	19.8%

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100